                                              Exhibit 16
[LOGO]
                              PricewaterhouseCoopers LLP
                              200 East Randolph Drive
                              Chicago IL 60601
                              Telephone (312) 540 1500



January 4, 1999


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We have read Item 4 of BP Amoco Corporation's Form 8-K dated
December 31, 1998 and are in agreement with the statements contained in paragraph 4 (a) therein.

Yours very truly,


/s/ PricewaterhouseCoopers LLP